Exhibit 10.25

EIGHTH AMENDMENT TO
MASTER TRANSACTION AGREEMENT

This Eighth Amendment to Master Transaction Agreement (this “Amendment”), dated as of November 17, 2008 (the “Amendment Date”), by and among MXenergy Inc., a Delaware corporation (the “Counterparty”), MXenergy Holdings Inc. (the “Parent”) and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Société Générale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

A.            Reference is made to each of (i) the Master Transaction Agreement, dated as of August 1, 2006 (as amended by (A) the First Amendment to Master Transaction Agreement dated as of April 6, 2007, (B) the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, (C) the Third Amendment to Master Transaction Agreement dated as of May 12, 2008, (D) the Fourth Amendment to Master Transaction Agreement dated as of July 31, 2008, (E) the Fifth Amendment to Master Transaction Agreement dated as of September 30, 2008, (F) the Sixth Amendment to Master Transaction Agreement dated as of November 4, 2008, and (G) the Seventh Amendment to Master Transaction Agreement dated as of November 7, 2008 (the “Seventh Amendment”) (the original Master Transaction Agreement, as amended through the Seventh Amendment, being  herein referred to as the “Master Transaction Agreement”), among the Counterparty, the Guarantors and the Hedge Provider, (ii) the ISDA Master Agreement (as defined in the Master Transaction Agreement and amended to date), and (iii) the Credit Agreement (as defined in the Master Transaction Agreement and amended to date);

B.            The Counterparty and the Guarantors have requested that the Counterparty amend the Master Transaction Agreement to conform to similar provisions under the Credit Agreement;

C.            The Hedge Provider is willing to amend the Master Transaction Agreement on the terms and conditions set forth herein; and

D.            The Hedge Provider and the Counterparty have agreed to certain other matters relating to the foregoing as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.           Definitions.  Unless otherwise specifically provided herein, capitalized terms used but not defined herein shall have the meanings specified in the Master Transaction Agreement or in the ISDA Master Agreement (as applicable).

Section 2.           Amendments to Master Transaction Agreement.  The Master Transaction Agreement is hereby amended, effective as of the Amendment Date, as follows:

(a)           The definition of “Liquidity Event”  is hereby amended by deleting the first clause therein and shall read in full as follows:  “(i) the indefeasible repayment and termination in full of all the Obligations, or (ii) an equity contribution into the Parent (as defined in the Credit Agreement) in an amount not less than $75,000,000 in gross proceeds, in each case which shall be made on terms and conditions satisfactory to the Administrative Agent, the Majority Lenders and the Hedge Provider in their sole discretion.”

(b)           The definition of “Milestone” is hereby amended and restated in its entirety as follows:

(i)    December 15, 2008, the Counterparty shall retain an investment bank to obtain a Liquidity Event with respect to the Loan Parties (as defined in the Credit Agreement);

(ii)   December 31, 2008, the Counterparty shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders a plan for a proposed Liquidity Event acceptable to all of such parties that does not contemplate any financing from any of the Revolving Lenders (as defined in the Credit Agreement) (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event);

(iii)  February 15, 2009, the Counterparty shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed, non-binding letter of intent acceptable to all of such parties for a Liquidity Event that does not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event);

(iii)  March 31, 2009, the Borrowers shall deliver to the Hedge Counterparty, the Administrative Agent and the Lenders an executed contract for a Liquidity Event acceptable to all of such parties that does not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event); and

(iv)  May 31, 2009, a Liquidity Event shall be consummated.

Section 3.           Conditions to Effectiveness.  This Amendment shall be effective on the date when the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider (such date, the “Amendment Effective Date”):

(a)           counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(b)           evidence of corporate authority satisfactory to the Hedge Provider, which may include an opinion of outside counsel, regarding the authority of Counterparty and all Guarantors to execute and deliver this Amendment and to fulfill their respective obligations hereunder; and

(c)           evidence satisfactory to the Hedge Provider of any and all third party consents required in connection with this Amendment.

Section 4.           Subordination of Collateral.  Section 4 of the Seventh Amendment entitled “Release of Collateral” is replaced with the title “Subordination of Collateral”.

Section 5.           Waiver and Release.  Without limiting any other term or provision of this Amendment or any other Transaction Document, each Transaction Party hereby voluntarily, knowingly, irrevocably, unconditionally, absolutely and permanently waives, releases, dismisses, cancels, terminates and forever discharges (collectively, the “Specified Releases”) the Hedge Provider, each of its Affiliates and each of its and their respective agents, officers, directors, managers, members, partners, employees, contractors, representatives, advisors, attorneys and agents, and each of their respective successors, assigns and representatives (each a “Released Party” and collectively, the “Released Parties”), from any and all claims, inferences, complaints, cross-complaints, filings, disputes, grievances, demands, duties, actions, causes of action, defenses, counterclaims, offset, damages, costs, expenses, liabilities, obligations, losses and similar items of any kind or character whatsoever, in each case whether known or unknown, anticipated or unanticipated, suspected or unsuspected, actual or contingent, express or implied, or conditional, direct or indirect, at law or in equity, or otherwise, irrespective of whether any of the foregoing arise out of contract, tort, violation of law or regulations, or otherwise (collectively, the “Released Items”):

(a)           with respect to any Released Items arising out of, from or in connection with the Master Transaction Agreement, any other Transaction Document, any Transaction, or any related matter, the Specified Releases shall apply to the Released Parties with respect to any and all Released Items now existing or arising or originating at any time prior to the Amendment Effective Date; and

(b)           with respect to any Released Items arising out of, from or in connection with any Specified Event of Default and any Financial Covenant Default, including the negotiation, preparation, execution, delivery or performance of this Amendment, the Specified Releases shall apply to the Released Parties with respect to any and all Released Items now existing or arising or originating at any time prior to or following the date hereof.

Section 6.           Representations and Warranties.  Each Transaction Party hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Date and as of the Amendment Effective Date:

(a)           all representations and warranties of such Transaction Party contained in the Master Transaction Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date);

(b)           no Specified Event, and no Event of Default, Termination Event or Third Party Hedge Agreement Specified Event on the part of any Transaction Party, has occurred and is continuing;

(c)           no authorization, approval, consent, waiver or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Transaction Party of this Amendment;

(d)           this Amendment has been duly authorized by all necessary corporate or other organizational action of each Transaction Party and has been duly executed and delivered by each Transaction Party; and

(e)           this Amendment and the Master Transaction Agreement (as amended by this Amendment) constitutes a legal, valid and binding obligation of each Transaction Party, enforceable against each Transaction Party in accordance with its terms.

Section 7.           Consent of Guarantors; Confirmation of Guarantees and Transaction Documents.  Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Master Transaction Agreement and the terms and provisions of each other Transaction Document are, and each of the same shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 8.           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 9.           Entire Agreement; Transaction Document.  Except to the extent specifically modified and amended by this Amendment, the Master Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed.  This Amendment, the Master Transaction Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.  This Amendment is and shall be deemed to be a Transaction Document in all respects and for all purposes.

Section 10.         Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 11.         Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.         Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 13.         Legal Fees.  Counterparty and the Guarantors shall pay promptly upon request by the Hedge Provider, all legal fees incurred by the Hedge Provider in connection with this Amendment.

Section 14.         No Novation.  The parties intend that the execution and deliver of this Amendment shall not constitute a novation of either Agreement or any Transactions thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

COUNTERPARTY:

MXENERGY INC.

By:
Chaitu Parikh
Vice President and Chief Financial Officer

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.
ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

By:
Chaitu Parikh
Vice President and Chief Financial Officer

HEDGE PROVIDER:

SOCIÉTÉ GÉNÉRALE

By:
Name:
Title:

Signature Page to Eighth Amendment to Master Transaction Agreement